EXHIBIT 23.1


                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------



The Board of Directors
The Rouse Company:


     We consent to the incorporation by reference in this registration statement on Form S-3 of The Rouse Company of our report dated February 28, 1998, on our audits of the consolidated financial statements and schedules of Rouse and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and our report dated September 15, 1998, on our audit of the statement of revenues and certain expenses of The Fashion Show for the year ended December 31, 1997. Our report on the statement of revenues and certain expenses of The Fashion Show contains a paragraph that states that the statement of revenues and certain operating expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and is not intended to be a complete presentation of The Fashion Show's revenues and expenses.

     We also consent to the reference to our firm under the heading "Experts" in the prospectus.



                                  KPMG PEAT MARWICK LLP


Baltimore, Maryland

November 30, 1998